EXHIBIT 99.1

EMERGENT BIOSOLUTIONS REPORTS SECOND QUARTER AND SIX MONTHS 2015 FINANCIAL RESULTS AND REAFFIRMS 2015 GUIDANCE

GAITHERSBURG, MD, August 6, 2015—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and six months ended June 30, 2015.

Financial highlights include:

•	Total revenues: Q2 2015 of $126.1 million, up 14% over prior year; six months 2015 of $189.7 million, up 16% over prior year;
•	GAAP net income/loss: Q2 2015 net income of $14.1 million, or $0.32 per diluted share; six months 2015 net loss of $7.4 million, or $0.19 per diluted share;
•	Adjusted net income/loss: Q2 2015 net income of $17.0 million, or $0.36 per diluted share; six months 2015 net loss of $1.8 million, or $0.05 per diluted share;
•	EBITDA: Q2 2015 of $29.6 million, or $0.62 per diluted share; six months 2015 of $9.6 million, or $0.25 per diluted share; and
•	Adjusted EBITDA: Q2 2015 of $31.0 million, or $0.65 per diluted share; six months 2015 of $12.2 million, or $0.32 per diluted share.

2015 business accomplishments:

•	FDA approval of Anthrasil™
•	Awards to manufacture Ebola monoclonal antibodies under our CIADM arrangement with BARDA
•	Successful dosing of our first patient in the Phase I trial for MOR209/ES414, our immunotherapeutic treatment for prostate cancer
•	FDA approval and launch of IXINITY®, a recombinant factor IX treatment for Hemophilia B
•	Continued steady progress on Building 55 sBLA approval

2015 outlook:

•	Reaffirmation of previous guidance – FY 2015 total revenues of $510-$540 million, net income of $50-$60 million (GAAP) and $60-$70 million (adjusted); and
•	New guidance – Q3 2015 total revenues of $140 to $155 million.

2015 FINANCIAL PERFORMANCE

(I) Quarter Ended June 30, 2015 (unaudited)

Revenues

Product Sales
For Q2 2015, product sales were $82.0 million, an increase of 5% as compared to 2014. The increase primarily reflects increased sales of BioThrax during the quarter.

	Three Months Ended June 30,
(in millions)	2015	2014	% Change
Product Sales
BioThrax®	$72.2	$67.5	7%
Other biodefense	2.8	1.9	47%
Total Biodefense	$75.0	$69.4	8%

Total Biosciences	$7.0	$8.9	(21)%
Total Product Sales	$82.0	$78.3	5%

Contract Manufacturing
For Q2 2015, revenue from our contract manufacturing operations was $8.9 million, a decrease of 3% as compared to 2014. The decrease was primarily due to the timing of fill/finish facility service to third parties.

Contracts, Grants and Collaborations
For Q2 2015, contracts, grants and collaborations revenue was $35.2 million, an increase of 54% as compared to 2014. The increase was primarily due to development funding for Anthrasil.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q2 2015, cost of product sales and contract manufacturing was $27.3 million, a decrease of 21% as compared to 2014. The decrease was primarily attributable to the decrease in the BioThrax cost per dose sold associated with increased production yield in the period in which the doses were produced.

Research and Development
For Q2 2015, gross research and development (R&D) expenses were $40.9 million, an increase of 9% as compared to 2014. The increase was primarily attributable to additional R&D expenditures associated with product development programs in the Biodefense segment. Net R&D expenses, which are more representative of the company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues. For Q2 2015, net R&D expenses were $5.7 million, a decrease of 61% as compared to 2014.

	Three Months Ended June 30,
(in millions)	2015	2014	% Change
Research and Development Expenses (Gross)	$40.9	$37.4	9%
Adjustments:
Contracts, grants and collaborations revenues	35.2	22.9	54%
Net Research and Development Expenses	$5.7	$14.5	(61)%

Selling, General and Administrative
For Q2 2015, selling, general and administrative expenses were $36.5 million, an increase of 19% as compared to 2014. The increase was primarily attributable to selling, general and administrative costs associated with the launch of IXINITY and professional services to support the company's strategic growth initiatives.

Net Income
For Q2 2015, GAAP net income per diluted share is computed using the if-converted method. This method requires GAAP net income to be adjusted in the amount of $1.0 million, from $14.1 million to $15.1 million, related to interest expense and amortization of debt issuance cost, both net of tax, associated with the company's 2.875% Convertible Senior Notes due 2021.

(II) Six Months Ended June 30, 2015 (unaudited)

Revenues

Product Sales
For the six months of 2015, product sales were $100.3 million, a decrease of 12% as compared to 2014.  The decrease was primarily attributable to the timing of deliveries of BioThrax to the SNS due to our decision to suspend shipments to the CDC in Q1 2015. Shipments were subsequently resumed in Q2 2015.

	Six Months Ended June 30,
(in millions)	2015	2014	% Change
Product Sales
BioThrax®	$72.2	$92.0	(22)%
Other biodefense	14.8	10.0	48%
Total Biodefense	$87.0	$102.0	(15)%

Total Biosciences	$13.3	$12.0	11%
Total Product Sales	$100.3	$114.0	(12)%
Contract Manufacturing
For six months of 2015, revenue from our contract manufacturing operations was $21.1 million, an increase of 77% as compared to 2014. The increase was primarily due to the impact of fill/finish services revenues for the entire six month period in 2015.

Contracts, Grants and Collaborations
For six months of 2015, contracts, grants and collaborations revenue was $68.3 million, an increase of 78% as compared to 2014. The increase was primarily due to development funding for Anthrasil.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the six months of 2015, cost of product sales and contract manufacturing was $46.0 million, a decrease of 14% as compared 2014. The decrease was primarily attributable to a decrease in product sales and contract manufacturing revenues.

Research and Development
For the six months of 2015, gross R&D expenses were $79.6 million, an increase of 18% as compared to 2014. The increase was primarily attributable to additional R&D expenditures in the Biodefense segment.

Net R&D expenses for the six months of 2015 were $11.3 million, a decrease of 62% as compared to 2014.

	Six Months Ended June 30,
(in millions)	2015	2014	% Change
Research and Development Expenses (Gross)	$79.6	$67.7	18%
Adjustments:
Contracts, grants and collaboration revenues	68.3	38.3	78%
Net loss attributable to non-controlling interest	--	--	--
Net Research and Development Expenses	$11.3	$29.4	(62)%

Selling, General and Administrative
For the six months of 2015, selling, general and administrative expenses were $70.9 million, an increase of 17% as compared to 2014. The increase was primarily attributable to additional post-acquisition selling, general and administrative costs largely associated with the operations acquired in Q1 2014, including IXINITY launch costs, as well as professional services to support the company's strategic growth initiatives.

(III) Reconciliation of GAAP Net Income to Adjusted Net Income/(Loss), EBITDA and Adjusted EBITDA

This press release contains three financial measures (Adjusted Net Income/(Loss), EBITDA or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA) that are considered "non-GAAP" financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. The company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

The following table provides a reconciliation of GAAP Net Income to Adjusted Net Income for the three month periods as indicated.

	Three Months Ended June 30,
(in millions, except per share price)	2015	2014	Source
GAAP Net Income	$14.1	$5.0	NA
Adjustments:
Acquisition-related costs (transaction & integration)	1.4	2.4	SG&A
Non-cash amortization charges	2.8	2.9	COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	--	1.0	COGS
Tax effect	(1.3)	(1.9)	NA
Total Adjustments	2.9	4.4	NA
Adjusted Net Income	$17.0	$9.4	NA
Adjusted Net Income Per Diluted Share	$0.36	$0.25	NA

The following table provides a reconciliation of GAAP Net Loss to Adjusted Net Loss for the six month periods as indicated.

	Six Months Ended June 30,
(in millions, except per share price)	2015	2014	Source
GAAP Net Loss	$(7.4)	$(15.2)	NA
Adjustments:
Acquisition-related costs (transaction & integration)	2.5	6.3	SG&A
Non-cash amortization charges	5.3	4.5	COGS, SG&A, Other Income
Write-off of syndicated loans	--	1.8	Other Income
Impact of purchase accounting on inventory step-up	0.1	1.4	COGS
Tax effect	(2.4)	(4.2)	NA
Total Adjustments	5.6	9.8	NA
Adjusted Loss	$(1.8)	$(5.4)	NA
Adjusted Net Loss Per Diluted Share	$(0.05)	$(0.15)	NA

The following table provides a reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA for the three month periods as indicated.

	Three Months Ended June 30,
(in millions, except per share price)	2015	2014
GAAP Net Income	$14.1	$5.0
Adjustments:
+ Depreciation & Amortization	8.4	8.0
+ Provision For Income Taxes	5.5	2.5
- Total Interest Expense	1.6	1.7
Total Adjustments	15.5	12.2
EBITDA	$29.6	$17.2
Additional Adjustments:
Acquisition-related costs (transaction & integration)	1.4	2.4
Impact of purchase accounting on inventory step-up	--	1.0
Total Additional Adjustments	1.4	3.4
Adjusted EBITDA	$31.0	$20.6

The following table provides a reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA for the six month periods as indicated.

	Six Months Ended June 30,
(in millions, except per share price)	2015	2014
GAAP Net Loss	$(7.4)	$(15.2)
Adjustments:
+ Depreciation & Amortization	16.5	14.6
+ Benefit From Income Taxes	(2.8)	(5.7)
- Total Interest Expense	3.3	5.3
Total Adjustments	17.0	14.2
EBITDA	$9.6	$(1.0)
Additional Adjustments:
Acquisition-related costs (transaction & integration)	2.5	6.3
Impact of purchase accounting on inventory step-up	0.1	1.4
Total Additional Adjustments	2.6	7.7
Adjusted EBITDA	$12.2	$6.7

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 8:00 am (Eastern Time) today, August 6, 2015, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website.

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Passcode: 78708197	Live Webcast Information: Visit www.emergentbiosolutions.com and select the "Investors" section

Pre-registering for the live call will expedite access and minimize hold times. You will be issued a passcode to bypass the operator and connect directly. To pre-register for the call, visit the following website: http://edge.media-server.com/m/p/gprwpcvd/lan/en.

A replay of the call can be accessed on Emergent's website http://www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. We also develop and commercialize therapeutics and other specialty products for hospitals and clinics in the areas of hematology/oncology, transplantation, infectious diseases and autoimmune disorders. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, including our current investigation involving our suppliers and contract manufacturers regarding a discovery of foreign particles in two lots of BioThrax, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including the potential outcome of our current investigation of foreign particles discovered in two lots of BioThrax; appropriations for BioThrax procurement; our ability to successfully integrate Cangene Corporation and realize the potential benefits of this acquisition; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Vice President, Global Public Affairs, Corp. Resp. (o) 240/631-3394 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$214,841	$280,499
Accounts receivable	99,718	58,834
Inventories	84,708	65,674
Deferred taxes, current portion, net	1,483	1,710
Income tax receivable, net	13,142	1,357
Prepaid expenses and other current assets	21,596	24,101
Total current assets	435,488	432,175
Property, plant and equipment, net	320,084	313,979
In-process research and development	52,328	60,628
Intangible assets, net	62,110	58,344
Goodwill	52,585	52,585
Deferred tax assets, long-term, net	13,481	12,764
Other assets	7,247	8,216
Total assets	$943,323	$938,691
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,824	$40,930
Accrued expenses and other current liabilities	6,442	6,274
Accrued compensation	26,320	31,654
Contingent consideration, current portion	3,040	6,487
Provisions for chargebacks	1,993	2,246
Deferred revenue, current portion	7,343	5,345
Total current liabilities	86,962	92,936
Contingent consideration, net of current portion	33,795	34,599
Long-term indebtedness	253,000	251,000
Deferred revenue, net of current portion	6,083	5,713
Other liabilities	1,232	1,242
Total liabilities	381,072	385,490
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both June 30, 2015 and December 31, 2014	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,162,799 shares issued and 38,742,610 shares outstanding at June 30, 2015; 38,129,872 shares issued and 37,709,683 shares outstanding at December 31, 2014	39	38
Treasury stock, at cost, 420,189 common shares at both June 30, 2015 and December 31, 2014	(6,320)	(6,320)
Additional paid-in capital	291,339	274,222
Accumulated other comprehensive loss	(3,657)	(3,008)
Retained earnings	280,850	288,269
Total stockholders' equity	562,251	553,201
Total liabilities and stockholders' equity	$943,323	$938,691

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2015	2014
	(Unaudited)
Revenues:
Product sales	$82,023	$78,269
Contract manufacturing	8,859	9,187
Contracts, grants and collaborations	35,230	22,869
Total revenues	126,112	110,325

Operating expense:
Cost of product sales and contract manufacturing	27,266	34,507
Research and development	40,941	37,401
Selling, general and administrative	36,453	30,555
Income from operations	21,452	7,862

Other income (expense):
Interest income	273	31
Interest expense	(1,628)	(1,721)
Other income, net	(497)	1,322
Total other expense, net	(1,852)	(368)

Income before provision for income taxes	19,600	7,494
Provision for income taxes	5,500	2,465
Net income	$14,100	$5,029

Income per share - basic	$0.37	$0.13
Income per share – diluted (1)	$0.32	$0.13

Weighted-average number of shares - basic	38,480,754	37,416,554
Weighted-average number of shares - diluted	47,410,413	38,333,425

(1)
Due to the if-converted method of accounting for dilutive earnings per share for the three months ended June 30, 2015, the calculation of diluted earnings per share includes adjustments to net income of $809,000 and $219,000, respectively, for interest expense and amortization of debt issuance costs associated with our 2.875% Convertible Senior Notes due 2021.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2015	2014
	(Unaudited)
Revenues:
Product sales	$100,314	$114,036
Contract manufacturing	21,102	11,913
Contracts, grants and collaborations	68,329	38,260
Total revenues	189,745	164,209

Operating expense:
Cost of product sales and contract manufacturing	46,014	53,504
Research and development	79,643	67,657
Selling, general and administrative	70,946	60,644
Income from operations	(6,858)	(17,596)

Other income (expense):
Interest income	355	71
Interest expense	(3,288)	(5,256)
Other income, net	(397)	1,834
Total other expense, net	(3,330)	(3,351)

Loss before benefit from income taxes	(10,188)	(20,947)
Benefit from income taxes	(2,769)	(5,740)
Net loss	$(7,419)	$(15,207)

Loss per share - basic	$(0.19)	$(0.41)
Loss per share - diluted	$(0.19)	$(0.41)

Weighted-average number of shares - basic	38,216,524	37,137,015
Weighted-average number of shares - diluted	38,216,524	37,137,015

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:	(Unaudited)

Net loss	$(7,419)	$(15,207)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	7,790	6,015
Depreciation and amortization	17,298	15,294
Incomes taxes	630	(5,199)
Change in fair value of contingent consideration	751	1,630
Write off of debt issuance costs	-	1,831
Excess tax benefits from stock-based compensation	(7,241)	(5,179)
Other	153	499
Changes in operating assets and liabilities:
Accounts receivable	(40,884)	2,274
Inventories	(19,034)	1,232
Income taxes	(16,740)	(5,184)
Prepaid expenses and other assets	2,465	(567)
Accounts payable	2,062	(10,357)
Accrued expenses and other liabilities	157	(644)
Accrued compensation	(5,473)	(3,902)
Provision for chargebacks	(253)	284
Deferred revenue	2,368	(1,246)
Net cash used in operating activities	(63,370)	(18,426)
Cash flows from investing activities:
Purchases of property, plant and equipment	(19,681)	(9,400)
Acquisition of Cangene Corporation, net of acquired cash	-	(178,167)
Net cash used in investing activities	(19,681)	(187,567)
Cash flows from financing activities:
Proceeds from convertible debenture, net of bank fees	-	241,654
Proceeds from long-term debt obligations	2,000	1,000
Issuance of common stock upon exercise of stock options	13,162	9,969
Excess tax benefits from stock-based compensation	7,241	5,179
Principal payments on long-term indebtedness	-	(62,000)
Contingent obligation payments	(5,002)	(1,019)
Net cash provided by financing activities	17,401	194,783

Effect of exchange rate changes on cash and cash equivalents	(8)	2

Net decrease in cash and cash equivalents	(65,658)	(11,208)
Cash and cash equivalents at beginning of period	280,499	179,338
Cash and cash equivalents at end of period	$214,841	$168,130